Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Form S-8 prepared by Par Petroleum Corporation (the “Company”) of information contained in our report dated July 20, 2012, with respect to estimates of reserves and future net revenue of Delta Petroleum Corporation, as of December 31, 2011.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

December 19, 2012